Exhibit 32.1

Certifications of Paul E. Rothamel, Chief Executive Officer, and Stephen A. Stamp, Chief Financial Officer,

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of EZCORP, Inc. hereby certify that (a) EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of EZCORP.

Date: May 10, 2012	/s/ Paul E. Rothamel
Paul E. Rothamel
President and Chief Executive Officer

Date: May 10, 2012	/s/ Stephen A. Stamp
Stephen A. Stamp
Senior Vice President and
Chief Financial Officer